Exhibit 10.8

FIRST AMENDMENT TO
AMENDED AND RESTATED
SEVERANCE AGREEMENT
BETWEEN
CORNING NATURAL GAS CORPORATION
AND
KENNETH J. ROBINSON

THIS FIRST AMENDMENT, effective this 2nd day of May, 2006, by and between Corning Natural Gas Corporation, a New York Corporation (the “Company”) and Kenneth J. Robinson (the “Executive”).

WITNESSETH:

WHEREAS, the Company and the Executive previously entered into that certain Amended and Restated Severance Agreement effective December 14, 2000 (the “Amended and Restated Severance Agreement”); and

WHEREAS, the Executive and the Company desire to delete the provision for a “Gross Up Payment” as provided in paragraph 4 of the Amended and Restated Severance Agreement and in lieu thereof to provide for a cap, such that the “total payments”, as described in paragraph 4, below, to the Executive shall never equal or exceed three times the Executive’s “base amount” as defined in Section 280G of the Code; and

WHEREAS, the Company and Executive desire to amend the Amended and Restated Severance Agreement to accomplish the foregoing,

NOW THEREFORE, it is hereby agreed by and between the parties hereto as follows:

1.             Paragraph 4 of the Amended and Restated Severance Agreement is hereby deleted in its entirety and a new paragraph 4 is substituted therefore to read in its entirety as follows:

“4.  Cap on Payments.  If Independent Tax Counsel shall determine that the aggregate payments made to the Executive pursuant to this Agreement and any other payments to the Executive from the Company which constitute “parachute payments” as defined in Section 280G of the Code (or any successor provision thereto) (“Parachute Payments”) would be subject to the excise tax imposed by Section 4999 of the Code (the “Excise Tax”), then the total amount of payments to the Executive shall be reduced to the extent necessary so that no excise tax would be imposed on any of the payments (the “Cap”).  It is intended hereby that the total amount of payments to the Executive would never equal or exceed three times the Executive’s “base amount” as defined in Section 280G of the Code and to the extent they could, said payments shall be cut back to meet the Cap.  For purposes of this paragraph 4, “Independent Tax Counsel” shall mean a lawyer, a certified public accountant with a regionally recognized accounting firm, or a compensation consultant with a regionally recognized actuarial and benefits consulting firm, with expertise in the area of executive compensation tax law, who shall be selected by the Executive and shall be reasonably acceptable to the Company, and whose fees and disbursements shall be paid by the Company.”

2.             Severance Payments under the Amended and Restated Severance Agreement shall be paid, with interest at 8% per annum, thirty (30) days after the consummation of the proposed merger with C&T Enterprises, Inc., or an affiliate thereof (“C&T”), unless C&T obtains a final determination of fraud having been committed by Executive with respect to the relevant representations and warranties set forth in the said Merger Agreement. Such determination of fraud shall be made by a court of competent jurisdiction.

3.             This First Amendment shall not be effective in the event that (i) the pending acquisition of the Company by C&T is not consummated or (ii) the Executive after having made a financial analysis of the impact of this First Amendment determines, in his sole discretion, not to proceed under this First Amendment.

4.             Except as provided above, the provisions of the Amended and Restated Severance Agreement remain in full force and effect and are incorporated herein by reference.

IN WITNESS WHEREOF, the Company has caused this First Amendment to be executed by its officer thereunto duly authorized, and the Executive has signed this First Amendment, all effective as of the date first above written.

Witness:	Corning Natural Gas Corporation:

/s/ Stanley G. Sleve	By:	/s/ Thomas K. Barry
	Title:	President & CEO

Witness:	Executive:

/s/ Stanley G. Sleve	/s/ Kenneth J. Robinson
Kenneth J. Robinson